As filed with the Securities and Exchange Commission on May 17, 2021

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RPT REALTY
(Exact name of registrant as specified in its charter)

Maryland	13-6908486
(State of Incorporation)	(I.R.S. Employer Identification No.)

19 W 44th Street, Suite 1002 New York, NY 10036
(Address of principal executive offices)

RPT Realty
Amended and Restated 2019 Omnibus Long-Term Incentive Plan
(Full title of the plan)

Brian L. Harper
President and Chief Executive Officer
RPT Realty
19 W 44th Street, Suite 1002
New York, NY 10036
(212) 221-1261
(Name and address of agent for service. Telephone number, including area code, of agent for service)

Copies to:
Gilbert G. Menna
Daniel P. Adams
Goodwin Procter LLP
100 Northern Avenue
Boston, Massachusetts 02210
Tel: (617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” :“smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Shares of Beneficial Interest, par value $0.01 per share	1,600,000	$12.24	$19,584,000	$2,137.00

(1)	This Registration Statement relates to 1,600,000 common shares of beneficial interest (“Shares”), par value $0.01 per share, of RPT Realty (the “Registrant”) available for issuance under the RPT Realty Amended and Restated 2019 Omnibus Long-Term Incentive Plan (together with previous versions of such plan, the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover such indeterminate number of additional Shares as may be required pursuant to the Plan in the event of a stock split, stock dividend, recapitalization or similar transactions.
(2)	The Registrant previously filed a Registration Statement on Form S-8 (File No. 333-232008) on June 7, 2019 registering the issuance of 3,500,000 Shares under the Plan. By filing this Registration Statement in accordance with Instruction E to Form S-8, the Registrant registers the issuance of the 1,600,000 additional Shares approved for issuance under the Plan at the Annual Meeting of Stockholders held on April 28, 2021.
(3)	Calculated solely for the purpose of computing the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act based on the average of the high and the low sales prices of the Registrant’s Shares as reported on the New York Stock Exchange May 13, 2021.

EXPLANATORY NOTE

The Registrant previously filed a Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) on June 7, 2019 (File No. 333-232008) in connection with the Plan (the “Original Filing”). This Registration Statement registers additional Shares to be issued pursuant to the Plan. The contents of the Original Filing, as updated by the information set forth below, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference and made a part hereof:

•The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Commission on February 18, 2021;

•The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the Commission on May 6, 2021;

•The Registrant’s Current Reports on Form 8-K filed with the Commission on March 4, 2021 and April 30, 2021;

•The description of common shares contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission under the Exchange Act on November 1, 1988, including any amendment and reports filed for the purpose of updating such description, as updated by Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020; and

•The description of the Registrant’s 7.25% Series D Cumulative Convertible Perpetual Preferred Shares of Beneficial Interest contained in the Registrant’s registration statement on Form 8-A filed with the Commission on April 21, 2011, which incorporated by reference the information under “Description of the Series D Preferred Shares” in the Registrant’s registration statement on Form S-3 (Registration No. 333-156689).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8.    Exhibits.

Exhibit Number	Description

4.1	Articles of Restatement of Declaration of Trust of the Registrant, effective June 8, 2010, incorporated by reference to Appendix A to the Registrant’s 2010 Proxy filed on April 30, 2010
4.2	Amended and Restated Bylaws of the Registrant, effective November 13, 2018, incorporated by reference to Exhibit 3.2 to the Company's Current Report on Form 8-K dated November 13, 2018
4.3
Articles of Amendment, as filed with the State Department of Assessments and Taxation of Maryland on April 5, 2011, incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K dated April 6, 2011

4.4
Articles Supplementary, as filed with the State Department of Assessments and Taxation of Maryland on April 5, 2011, incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K dated April 6, 2011

4.5
Articles Supplementary, as filed with the State Department of Assessments and Taxation of Maryland on April 28, 2011, incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K dated April 28, 2011

4.6
Articles of Amendment, as filed with the State Department of Assessments and Taxation of Maryland on September 21, 2012, incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K dated September 24, 2012

4.7
Articles of Amendment, as filed with the State Department of Assessments and Taxation of Maryland on July 31, 2013, incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K dated July 31, 2013

4.8
Articles of Amendment, as filed with the State Department of Assessments and Taxation of Maryland on November 9, 2018, incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K dated November 13, 2018

4.9
Articles of Amendment, as filed with the State Department of Assessments and Taxation of Maryland on February 28, 2020, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated February 28, 2020

4.10
Amendment No. 1 to the Amended and Restated Bylaws of the Registrant, effective February 13, 2020, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated February 20, 2020

4.11
Amendment No. 2 to the Amended and Restated Bylaws of the Registrant, effective March 27, 2020, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated April 1, 2020

5.1*	Opinion of Ballard Spahr LLP
10.1	RPT Realty Amended and Restated 2019 Omnibus Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed on April 30, 2021)
23.1*	Consent of Ballard Spahr LLP (included in Exhibit 5.1)
23.2*	Consent of Grant Thornton LLP
24.1*	Power of Attorney (included on signature page hereto)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement (the “Registration Statement”) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 17th day of May, 2021.

RPT REALTY

By: /s/ BRIAN L. HARPER
Brian L. Harper
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of Brian L. Harper and Michael P. Fitzmaurice as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person listed below has signed this Registration Statement as an officer or trustee of RPT Realty.

	Signature	Title	Date

By:	/s/ RICHARD L. FEDERICO Richard L. Federico	Trustee	May 17, 2021
By:	/s/ ARTHUR H. GOLDBERG Arthur H. Goldberg	Trustee	May 17, 2021
By:	/s/ BRIAN L. HARPER Brian L. Harper	Trustee, President and Chief Executive Officer (Principal Executive Officer)	May 17, 2021
By:	/s/ JOANNA T. LAU Joanna T. Lau	Trustee	May 17, 2021
By:	/s/ DAVID J. NETTINA David J. Nettina	Trustee	May 17, 2021
By:	/s/ LAURIE M. SHAHON Laurie M. Shahon	Trustee	May 17, 2021
By:	/s/ ANDREA M. WEISS Andrea M. Weiss	Trustee	May 17, 2021
By:	/s/ MICHAEL P. FITZMAURICE Michael P. Fitzmaurice	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 17, 2021
By:	/s/ RAYMOND J. MERK Raymond J. Merk	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 17, 2021